UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

PennyMac Financial Services, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ ⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2015, PennyMac Financial Services, Inc. (the “Company”), through two of its subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into the following three financing arrangements with Barclays Bank PLC (“Barclays”): (a) a master repurchase agreement, by and among Barclays, as purchaser and agent, PLS, as seller and servicer, and PNMAC, as guarantor (the “Repurchase Agreement”); (b) a mortgage loan participation purchase and sale agreement, by and between PLS, as seller and servicer, and Barclays, as purchaser and agent (the “Participation Agreement”); and (c) a loan and security agreement, by and among PLS, as borrower, PNMAC, as guarantor, and Barclays, as lender (the “Loan Agreement”).

Repurchase Agreement

Pursuant to the terms of the Repurchase Agreement, PLS may sell, and later repurchase, newly originated mortgage loans in an aggregate principal amount of up to $220 million, $20 million of which is committed. The committed amount is reduced by the sum of (a) the aggregate purchase price of all outstanding transactions under the Participation Agreement and related to the committed amount thereunder, and (b) the aggregate outstanding loan amount under the Loan Agreement. The uncommitted amount is reduced by the aggregate purchase price of all outstanding transactions under the Participation Agreement and related to the uncommitted amount thereunder. The Repurchase Agreement will be used to fund newly originated mortgage loans that are originated by PLS and held for sale and/or securitization. The scheduled maturity date of the Repurchase Agreement is December 2, 2016, and the obligations of PLS are fully guaranteed by PNMAC. The mortgage loans are serviced by PLS.

The principal amount paid by Barclays for each eligible mortgage loan is based upon the lesser of the unpaid principal balance or a percentage of the market value of such mortgage loan as determined by Barclays. Upon PLS’ repurchase of a mortgage loan, it is required to repay Barclays the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase. PLS is also required to pay Barclays a structuring fee for the Repurchase Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’ management and ongoing administration of the Repurchase Agreement.

The Repurchase Agreement contains margin call provisions that provide Barclays with certain rights in the event of a decline in the market value of the purchased mortgage loans. Under these provisions, Barclays may require PLS to transfer cash or additional eligible mortgage loans with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Repurchase Agreement requires PLS to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth of $200 million, as of the last day of each calendar month, (ii) a minimum of $20 million in unrestricted cash and cash equivalents, and (iii) a maximum ratio of total liabilities to adjusted tangible net worth of 10:1.

The Repurchase Agreement also requires that PNMAC, as of each fiscal quarter-end, maintain profitability for at least one (1) of the prior two fiscal quarters.

In addition, the Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, servicer termination events and defaults, material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Agreement and the liquidation by Barclays of the mortgage loans then subject to the Repurchase Agreement.

The foregoing description of the Repurchase Agreement and the related guaranty by the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the master repurchase agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

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Participation Agreement

Pursuant to the terms of the Participation Agreement, PLS may sell to Barclays participation certificates, each of which represents an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae or Freddie Mac and are pending securitization, in an aggregate principal amount of up to $220 million, $20 million of which is committed. The committed amount is reduced by the sum of (a) the aggregate purchase price of all outstanding transactions under the Repurchase Agreement and related to the committed amount thereunder, and (b) the aggregate outstanding loan amount under the Loan Agreement. The uncommitted amount is reduced by the aggregate purchase price of all outstanding transactions under the Repurchase Agreement and related to the uncommitted amount thereunder. In connection with its sale of any participation certificate, PLS will also assign to an affiliate of Barclays a takeout commitment, which evidences PLS’ right to sell to a third party investor the security backed by the mortgage loans underlying the related participation certificate. The scheduled maturity date of the Participation Agreement is December 2, 2016, and the obligations of PLS are fully guaranteed by PNMAC. The mortgage loans are serviced by PLS.

The purchase price paid by Barclays for each participation certificate is based on the trade price (expressed as a percentage) multiplied by the initial principal amount of the security as specified in the related takeout commitment. At the time of its purchase of a participation certificate, Barclays retains a discount amount that is based on a percentage of the purchase price and is not required to be paid to PLS until the issuance of the security. The discount, together with a specified amount of positive or negative accrued interest to the settlement date of the security, comprise a completion fee, which is payable by Barclays to PLS in two installments, the discount on the security issuance date and the accrued interest on the security settlement date. PLS is also required to pay Barclays a fee for the structuring of the Participation Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’ management and ongoing administration of the Participation Agreement.

The Participation Agreement requires PLS and the Company to make certain representations and warranties and to maintain various financial and other covenants that are customary for this type of transaction, including financial covenants by PLS that are identical to the financial covenants required to be maintained by PLS under the Repurchase Agreement.

In addition, the Participation Agreement contains servicing termination events (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, material adverse changes, bankruptcy or insolvency proceedings and other servicer termination events customary for this type of transaction.  The remedies for such events of default are also customary for this type of transaction and include indemnity by PLS, as well as the ability of Barclays to possess the related mortgage loans, terminate PLS’ servicing rights under the Participation Agreement and retain any unpaid completion fees or other amounts otherwise due PLS.

The foregoing description of the Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Participation Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2.

Loan Agreement

Pursuant to the terms of the Loan Agreement, PLS may finance certain of its mortgage servicing rights relating to mortgage loans pooled into Fannie Mae and Freddie Mac securities (the “MSRs”) in an aggregate loan amount not to exceed $20 million. The scheduled maturity date of the Loan Agreement is December 2, 2016, subject to a wind down period of up to one year following such maturity date and during which PLS shall pay on a monthly basis until reduced to zero at least one-twelfth (1/12) of the outstanding loan amount as of the maturity date. The obligations of PLS are fully guaranteed by PNMAC, and the mortgage loans relating to the MSRs are serviced by PLS.

The principal amount of the borrowings under the Loan Agreement is based upon a percentage of the fair value ascribed by Barclays to the MSRs pledged by PLS (the “collateral value”), subject to the maximum loan amount described above. Under the Loan Agreement, PLS granted to Barclays a security interest in all of its right, title and interest in, to and under the MSRs pledged to secure such borrowings. The pledge of the MSRs and the related security interest are subject to separate acknowledgement agreements by and among Barclays, PLS and Fannie Mae or Freddie Mac, respectively, pursuant to which both Barclays and PLS acknowledge and reaffirm that such security interest is subordinated to all rights, powers and prerogatives of Fannie Mae or Freddie Mac, respectively, under its various agreements with PLS.

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On a monthly basis, or upon PLS’ repayment of the borrowing, PLS is required to pay Barclays accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the monthly settlement date or the date of such repayment, as applicable. PLS is also required to pay Barclays a fee for the structuring of the Loan Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’ management and ongoing administration of the Loan Agreement.

The Loan Agreement contains margin call provisions that require PLS, to the extent that the outstanding loan amount exceeds the collateral value of the MSRs at any time, to repay borrowings in the amount required to eliminate such excess. The Loan Agreement also requires PLS and the Company to make certain representations and warranties and to maintain various financial and other covenants customary for this type of transaction, including financial covenants that are identical to the financial covenants required to be maintained by PLS and PNMAC under the Repurchase Agreement.

In addition, the Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Loan Agreement and the liquidation by Barclays of the pledged MSRs then securing the borrowings.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of December 4, 2015, among Barclays Bank PLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.2	Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 4, 2015, among PennyMac Loan Services, LLC and Barclays Bank PLC
10.3	Loan and Security Agreement, dated as of December 4, 2015, among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC and Barclays Bank PLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: December 10, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of December 4, 2015, among Barclays Bank PLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.2	Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 4, 2015, among PennyMac Loan Services, LLC and Barclays Bank PLC
10.3	Loan and Security Agreement, dated as of December 4, 2015, among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC and Barclays Bank PLC

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